        This document is a fair and accurate English translation of the foreign language document from which it was translated.

                                        BIGMAR, INC.

                                        By:  John G. Tramontana
                                           -----------------------------------
                                             John G. Tramontana
                                             President and Chief
                                              Executive Officer

/logo/

Union Bank of Switzerland

SURETY INSTRUMENT

The undersigned CHEMHOLDING S.A. Barbengo

declares that it institutes itself as sole co-surety towards the Union Bank of Switzerland for the reimbursement of any credit extended by the bank now, or in the future, to

Bigmar Pharmaceuticals SA, Barbengo

whether such credits arise from business or legal relationships, or from contractual and legal interests, concerning annuities, commissions, etc., as well as for reimbursement of the amounts and expenses referred to in Art. 499 of the Code of Obligations, even if the latter are added to the principal at the time of the regular closing of the current accounts, up to the amount of SF 1,700,000 (in letters: Swiss Francs one million seven hundred thousand).

[Deleted paragraph]

The reduction of the amount of the surety set forth in the law, whether caused by an annual reduction, or as a consequence of the reduction of the principal debt, is expressly excluded for the entire term of the business relationship between the bank and the customer, even if the credit granted by the bank to the main debtor is temporarily reimbursed, or if it needs to remain unused for a certain period of time, or if it is used only in part.

Whenever the bank enjoys other guaranties not expressly instituted to cover the debt guaranteed by the surety, the bank is entitled to use them first for the reimbursement of other credits.

[Deleted paragraph]

At the maturity of the principal debt, the bank may take action against the co-surety before selling off existing chattels, if any.

If, due to the fact that it is domiciled abroad or that it transferred its domicile abroad, the principal debtor cannot cover its obligations, or can cover them only partially, due to foreign legal provisions, such as for example in matters of compensation movements, or prohibition of transfers, the undersigned surety still guarantees the original total commitment of the principal debtor, and waives raising exceptions by invoking such prohibitions and payment restrictions.

The surety declares as of now that it agrees that the bank may increase the interest rate to the limits of the current conditions.

The authorizations signed by the principal debtor concerning statements of account issued by the bank have value of acknowledgement of the debt by the surety, pursuant to the law on execution and bankruptcy.

The surety pledges to immediately inform the bank of its changes of address. All communications from the bank shall be considered legally valid if sent to the latest address indicated by the surety for this purpose.

By signing this contract, the undersigned declares to have received, and to know and expressly accept the general conditions of the Union Bank of Switzerland.

All legal relationships concerning this surety are governed by Swiss law. The exclusive venue and court of jurisdiction for procedures of any nature, as well as the place of execution, the latter being valid only for sureties domiciled abroad, is LUGANO.

The bank has also communicated its right to file lawsuits against the surety with the competent court of its domicile, or any other competent court.

**
Place/Date                              The co-surety
Barbengo, [illegible], 1995             [Signature]

[Deleted paragraph]


*    This paragraph must be deleted if inapplicable.

** If the maximum amount of the surety does not exceed SF 2000, the calendar year shall be replaced by the following phrase, which the surety shall apply in his hand, and sign: Good for  co-surety for the amount of SF......
     In letters Swiss Francs .........

     Legalization is necessary if the signature is not apposed in the presence of a representative of the bank.

         This document is a fair and accurate English translation of the foreign language document from which it was translated.


                                        BIGMAR, INC.

                                        By:  John G. Tramontana
                                           -----------------------------------
                                             John G. Tramontana
                                             President and Chief
                                              Executive Officer

/logo, Union Bank of Switzerland/

Agreement

between

Union Bank of Switzerland, Via Pretoria 14, 5900 Lugano
(UBS/transferee)

and

BIGMAR PHARMACEUTICALS SA, 6917 Barbengo
(debtor/transferror)

1. UBS owns/acquires in ownership the bearer mortgage certificate(s) listed below:

     Fr. 1,000,000 - nom., of 11/30/1987, dg. 27028, 1st degree
     Fr.   100,000 - nom., of 1/20/1988, dg. 1388, 2nd degree
     Fr.   275,000 - nom., of 12/31/1993, dg. 33711, 5th degree

     encumbering lot 174 recorded in the land register of the community of Barbengo.

2. The mortgage certificate(s) to be assigned/assigned to UBS in ownership pursuant to item 1 above provide(s) a guarantee for all credits received by the debtor/transferror, arising from contracts already executed, or to be executed in the future, in the framework of commercial relations with UBS, including all interest and commissions matured or ongoing, as well as expenses and judicial or extrajudicial costs related thereto.

     The mortgage certificate(s) given in guarantee by a branch is (are) also valid as guarantee for other branches. In the event of multiple credits, UBS shall decide which of them is (are) to be allotted to the mortgage certificate(s) given in guarantee, or the corresponding sale of the chattel(s).

3. The parties agree that UBS may request, instead of the credits guaranteed under item 2, the claims embodied in the mortgage certificate(s) listed in item 1, in addition to annual matured interest and ongoing interest at 10% p.a. (maturity dates: June 30/December 31), which the debtor/transferror expressly acknowledges that it owes.

     In derogation of a possible agreement set forth in the mortgage certificate(s), pursuant to item 1, and concerning the period(s) and deadline(s) for notice of termination, UBS may enforce the claim(s) embodied in the mortgage certificate(s) under the same conditions as the credits guaranteed under item 2. No particular notice of termination shall be needed for the claim(s) embodied in the mortgage certificate(s). UBS may sell the mortgage certificate(s) given as guarantee by private negotiations or executory procedure,

Agreement between the Union Bank of Switzerland, via Pretorio 14, 6900 Lugano, and BIGMAR PHARMACEUTICALS SA, 6917 Barbango

     and without performing the formalities set forth in the federal law on execution and bankruptcy.

     In addition, UBS is authorized to claim the credits guaranteed and listed in item 2, before the selling of the mortgage certificate(s) transferred in ownership. The debtor/transferror explicitly waives raising the exception of the advance sale of the mortgage certificate(s) transferred to UBS as guarantee, pursuant to item 1.

4. In the event of appreciation of the mortgage certificate(s), this agreement shall also be valid for such higher claims embodied in the mortgage certificate(s).

5. Whenever, in the event of transfer of property of the real estate assets instituted in pledge - the new owner assumes, in addition to the debt(s) constituted by the mortgage certificate(s) pursuant to item 1, also the debts guaranteed by them pursuant to item 2, UBS is authorized to transfer this agreement to the new owner, with all the corresponding obligations and rights.

6. As soon as UBS no 1onger has any rights against the debtor/transferror, it shall be obligated to transfer back to the debtor/transferror the mortgage certificate(s) referred to in item 1. If UBS is paid off by a surety or third partiee (for example, the transferror), it is authorized, but not obligated, to transmit the mortgage certificate(s) to the surety or such third party.

7. In all other aspects, application shall be given to general conditions of UBS, which the debtor/transferror declares to have received, and to know and expressly accept, by signing this agreement.

Barbengo, 9/4/95                          Lugano, August 24, 1995

The debtor/transferror                    Union Bank of Switzerland
[Signature]                               [Signatures]
Bigmar Pharmaceutical SA                  for S. Nobile for R. Burkhard
[Signature]

[Stamp:] APPROVAL SIGNATURE
      O. Sala

         This document is a fair and accurate English translation of the foreign language document from which it was translated.


                                        BIGMAR, INC.

                                        By: /s/  John G. Tramontana
                                           -----------------------------------
                                             John G. Tramontana
                                             President and Chief
                                              Executive Officer

/logo  Union Bank of Switzerland/

Agreement

between

Union Bank of Switzerland, Via Pretoria 14, 5900 Lugano
(UBS/transferee)

and

BIGMAR PHARMACEUTICALS SA, 6917 Barbengo
(debtor/transferror)

1. UBS owns/acquires in ownership the bearer mortgage certificate(s) listed below:

     Fr. 700,000 - nom., of 1/20/1888, dg. 1388, 2nd degree
     Fr. 300,000 - nom., of 5/9/1988, dg. 23360, 3rd degree
     Fr. 400,000 - nom., of 11/15/1988, dg. 30458, 4th degree and equivalent Fr. 200,000 - nom., of 2/27/1988, dg. 5196, 4th degree and eguivalent Fr. 250,000 - nom., of 8/13/1989, dg. 15034, 4th degree and equivalent Fr. 150,000 - nom., of 6/13/1989, dg. 15036, 4th degree and equivalent encumbering lot 174 recorded in the land register of the community of Barbengo.

2. The mortgage certificate(s) to be assigned/assigned to UBS in ownership pursuant to item 1 above provide(s) a guarantee for all credits received by the debtor/transferror, arising from contracts already executed, or to be executed in the future, in the framework of commercial relations with UBS, including all interest and commissions matured or ongoing, as well as expenses and judicial or extrajudicial costs related thereto.

     The mortgage certificate(s) given in guarantee by a branch is (are) also valid as guarantee for other branches. In the event of multiple credits, UBS shall decide which of them is (are) to be allotted to the mortgage certificates) given in guarantee, or the corresponding sale of the chattel(s).


3. The parties agree that UBS may request, instead of the credits guaranteed under item 2, the claims embodied in the mortgage certificate(s) listed in item 1, in addition to annual matured interest and ongoing interest at 10% p.a. (maturity dates: June 30/December 31), which the debtor/transferror expressly acknowledges that it owes.

     In derogation of a possible agreement set forth in the mortgage certificate(s), pursuant to item 1, and concerning the period(s) and deadline(s) for notice of termination, UBS may enforce the claim(s) embodied in the mortgage certificate(s) under the same conditions of the credits

     Agreement between the Union Bank of Switzerland, Via Pretorio 14 6900 Lugano, and BIGMAR PHARMACEUTICALS SA, 6917 Barbango

     guaranteed under item 2. No particular notice of termination shall be needed for the claim(s) embodied in the mortgage certificate(s). UBS may sell the mortgage certificate(s). UBS may sell the mortgage certificate(s) given as guarantee by private negotiations or executory procedure, and without performing the formalities set forth in the federal law on execution and bankruptcy.

     In addition, UBS is authorized to claim the credits guaranteed and listed in item 2, before the selling of the mortgage certificate(s) transferred in ownership. The debtor/transferror explicitly waives raising the exception of the advance sale of the mortgage certificate(s) transferred to UBS as guarantee, pursuant to item 1.

4. In the event of appreciation of the mortgage certificate(s), this agreement shall also be valid for such higher claims embodied in the mortgage certificate(s).

5. Whenever, in the event of transfer of property of the real estate assets instituted in pledge - the new owner assumes, in addition to the debt(s) constituted by the mortgage certificate(s) pursuant to item 1, also the debts guaranteed by them pursuant to item 2, UBS is authorized to transfer this agreement to the new owner, with all the corresponding obligations and rights.

6. As soon as UBS no longer has any rights against the debtor/transferror, it shall be obligated to transfer back to the debtor/transferror the mortgage certificate(s) referred to in item 1. If UBS is paid off by a surety or third parties (for example, the transferror), it is authorized, but not obligated, to transmit the mortgage certificate(s) to the surety or such third party.

7. In all other aspects, application shall be given to general conditions of UBS, which the debtor/transferror declares to have received, and to know and expressly accept, by signing this agreement.

Barbengo, November 24, 1994               Lugano, November 24, 1994

The debtor/transferror                    Union Bank of Switzerland
[Signature]                               [Signatures]
BIGMAR PHARMACEUTICAL SA                  G. Ambrosetti for R. Burkhard


[Stamp:] APPROVAL SIGNATURE
      O. Sala

- --------------------------------------
[logo] Union de Banques Suisses                                     1985 Edition
       Schweizeriache Bankgesellschaft
       Unione di Banche Svizzere
       Union Bank of Switzerland
- --------------------------------------


- ------------------
General Conditions
- ------------------


The following conditions are intended to clearly regulate the relations between the bank and its customers.

1. Power of Disposition. The signatures and signing powers given in writing to the bank are alone valid insofar as the bank is concerned until cancelled in writing, notwithstanding entries to the contrary in the Register of Commerce or other media of public notice.

2. Objections of the Customer. Any objection by the customer relating to the execution or non-execution of any order of any kind as well as any objection to any statement of account or of deposit, or to any other communication, must be made promptly upon receipt of the respective communication, but at the latest within the time specified by the bank, otherwise the execution or non-execution of the order as well as the pertinent statements and communications are deemed to have been approved. In case of non-receipt of any communication the customer must make his complaint as the time when he should have received the communication in the ordinary course of business.

3. Communications of the Bank. Communications of the bank are deemed to have been made if dispatched to the last address notified by the customer. The date indicated on the copy or on the mailing records in the possession of the bank is presumed to be the mailing date. Mail which is to be kept on deposit at the bank is, in case of doubt, considered to have been delivered on the date it bears.

4. Verification of the Signatures and the Legitimation. Any damage resulting from reliance by the bank upon any false, forged, altered or otherwise legally insufficient instructions, documentation or other legitimation shall be borne by the customer, unless the bank is guilty of gross negligence.

5. Legal Incapacity. Any damage resulting from legal incapacity of the customer or of a third party must be borne by the customer, unless such incapacity has been published in an official journal in Switzerland in the case of the customer himself or has been communicated to the bank in writing in the case of a third party.

6. Errors in Transmission. Any damage resulting from the use of the mails, telegraph, telephone, telex, or any other system of communication or means of transportation, especially from losses, delays, misunderstandings, mutilations or duplication, must be borne by the customer unless the bank is guilty of gross negligence.

7. Non-execution or Delayed Execution of Orders. In case of damage due to non-execution or delayed execution of orders (stock exchange orders excluded), the bank is liable only for the loss of interest, unless in the particular case it has been warned of the imminent risk of more extensive damages.

8. Right of Pledge and Right of Compensation. With respect to all assets which it holds in custody for account of the customer either at its own offices or elsewhere, the bank has a lien for all its unliquidated claims originating in the banking relationship irrespective of maturity or currency and a right to immediate compensation for all liquidated claims. However, the lien becomes effective only at the time the claim arises. This rule applies equally to credits and to loans with or without guarantees or securities. Upon default of performance on the part of the customer, the bank may, in its discretion, realize upon the pledges by formal proceedings or by private arrangements.

9. Current Account Relations. The bank credits and debits interest, commissions and fees agreed upon or customary, as well as taxes, at its choice, quarterly, semi-annually or annually. The bank reserves the right to modify its rates or commissions and interest at any time, in particular if the conditions of the money market have changed, and to inform the customer of any modification by circular letter, by posters in the lobby or in any other appropriate way. In the absence of presented objection within one month, the statements of account issued by the bank are deemed to have been approved, even if the confirmation statement to be signed by the customer has not been received back by the bank. The express or tacit approval of the statement of account includes the approval of all items, as well as of possible reservations of the bank contained in this statement.

If the customer has given several different orders the total amount of which exceeds the credit balance available or the credit granted to him, the bank is entitled to decide in its discretion and without consideration to the dates or the times of reception, which of the dispositions it wants to execute entirely or partly.

10. Accounts in Foreign Currencies. The bank's assets corresponding to the customer's credits in foreign currency are held in the same currency in or outside of the country whose currency is involved. The customer bears proportionately to his share all the economic and legal consequences which, as a result of measures taken by the country concerned, effect all the bank's assets in the country of the currency or in the country where the funds are invested.

The obligations of the bank arising from accounts in foreign currencies shall be discharged exclusively at the business office of the bank holding the accounts and solely through the establishment of a credit entry in the country of the currency at the bank's own branch, a correspondent bank or a bank named by the customer.

In the case of current accounts in foreign currencies, the counterpart is placed in the country of the respective currency.

11. Crediting and Debiting Payments in Foreign Currencies. Amounts in foreign currencies are credited and debited in Swiss francs, unless the customer has given proper instructions to the contrary or is a holder of an account in the foreign currency in question. If the customer maintains accounts in other currencies only, the bank is free to credit or debit the customer's accounts in one of these currencies.

12. Bills of Exchange, Checks and Other Instruments. The bank is entitled to redebit unpaid bills of exchange, checks and other papers which had been disecured or credited. Nevertheless, until the settlement of any debit balance created by any such redebit, the bank retains against the world the right to claims arising out of the law of Bills of Exchange or the Check Law or otherwise for payment of the full amount of the bills of exchange of the checks and of all other instruments as well as accessory claims against everybody liable on the paper.

13. Termination of the Business Relationship. The bank reserves the right to cancel any business relationships, in particular credits which have been promised or used, with immediate effect, in which case any possible claims of the bank will fall immediately due for repayment. Agreements in writing to the contrary remain reserved.

14. Saturdays or Legal Holidays. For all business relations with the bank, Saturdays are equivalent to legal holidays.

15. Law Governing the Legal Relationship between the Bank and its Customers and Place to Save. All legal aspects of the relationship between client and bank shall be governed exclusively by Swiss law. Place of performance of all obligations of both parties, as well as the exclusive jurisdiction of lawsuits and any other kinds of legal proceedings shall be the domicile of the business office of the bank with which the contractual relationship exists. Excepting only that the bank may sue the client in any competent court at the domicile of the client or any other court having jurisdiction.

16. Reservation of Special Regulations. Certain kinds of transactions are, besides these General Conditions, subject to special regulations issued by the bank. In particular, the deposit of securities and other valuables for safe custody (custodianship), savings books and savings accounts, deposit books and deposit accounts, checkbooks, safe deposit boxes and night depositories. Moreover, stock exchange transactions are subject to the local rules, documentary transactions to the Uniform Customs and Practice for Commercial Documentary Credits issued by the International Chamber of Commerce, and collecting and discounting transactions to the general terms issued by the Association of Swiss Bankers.

17. Modifications of the General Conditions. The bank reserves the right to modify the General Conditions at any time. The customer will be informed of these modifications by circular letter or in any other appropriate way, and in the absence of objection within a month the modifications are deemed to have been approved.


Union de Banques Swisses/Schweizeriache Bankgesellschaft/Unione di Banche Svizzere/Union Bank of Switzerland

        This document is a fair and accurate English translation of the foreign language document from which it was translated.

                                        BIGMAR, INC.

                                        By: /s/   John G. Tramontana
                                           -----------------------------------
                                             John G. Tramontana
                                             President and Chief
                                              Executive Officer



                                    /emblem/
                           Union Bank of Switzerland

Corporate Affairs Department
/address information/

Bigmar Pharmaceuticals S.A.
Via Pian Scairolo 6
6917 Barbengo

Our ref: FK11/R. Burkhard/PDU                             Date
0247-507.944                                              June 14, 1996

Dear Sirs,

We refer to your request that we delay the demand for reimbursement of the following facilities until 12/31/97:

Facility: Limit: Balance as of 3/31/96:
- --Operating credit         SFr.    300,000.00          SFr.   292,059.26
- --Investment credit        SFr.  2,200,000.00          SFr. 1,847,752.29
- --Construct. credit        SFr.  1,400,000.00          SFr.   475,709.80
- --Fixed date adv.          SFr.  1,875,000.00          SFr.    1,875,000

After reviewing the position, we confirm our agreement, subject to the following conditions:

1) that you not be late in payments to our bank (with regard to interest, amortization, fees or commissions owed to us);

2) that you not be late in payments to your other creditors for more than a total amount of SFr. 50,000;

3) that the overdraft (amount in excess of our existing credits) in the cost of the investment now being completed in your Barbengo facility be paid entirely with your own funds;

4) that the laws of Switzerland and other countries where your company operates be observed, in other words that no legal action be taken against your company except for civil cases;

5) that the majority shareholder not be changed without our consent; we note that Bigmar Pharmaceuticals is held 100% by Bigmar Inc.;

6) that the "President and Chief Executive Officer" (J.G. Tramontana) not be replaced without our consent.

As a result of this undertaking by us, we are obliged to ask you for a supplementary remuneration for the banking risk, namely 0.75% of your credits.

It is understood that any provisions not covered by this confirmation remain in effect under the conditions stipulated in the above mentioned credit contracts.

We are glad to be able to accede to your request in this matter and remain at your service for any other banking needs.

Sincerely,

Union Bank of Switzerland

/s/ G. Ambrosetti       /s/ R. Burkhard
    G. Ambrosetti           R. Burkhard